Consent of the Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 35-
27317, 33-21698, 33-06183, 333-49779, and 333-62037.


Arthur Andersen LLP

Vienna, Virginia
  September 27, 1999